Exhibit 10.14 Real Estate Lease dated February 26, 2002 between JTC Corporation and Trio-Tech International PTE for Block 1004 Toa Payoh North #02-11/15.

                                                                     LOS ANGELES
                                                                     SAN JOSE

TRIO-TECH                                                            DUBLIN
PRIVATE LIMITED
                                                                     SINGAPORE
                                                                     PENANG
                                                                     BANGKOK

28 February 2002                                  BOTH BY HAND AND FAX

Marketing Department
JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434

Attn: Mr Ang Yee Kwan                      T

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BLK 1004 TOA PAYOH NORTH #02-11 TO #02-15 TOA PAYOH INDUSTRIAL ESTATE SINGAPORE 318995

1 We refer to your letter of offer dated 26 February 2002 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

2. We are currently on GIRO/opting to pay by GIRD, thus, we enclose herewith a cheque for the amount of S$5,713.93 and a Banker's/Insurance Guarantee for the amount of S$10,673.57 (2 months' rental and service charge) as security deposit as confirmation of our acceptance.

3.       We also enclose herewith a duly completed GIRO authorisation form.

/s/: Lee Siew Kuan
___________________________

Mrs Lee Siew Kuan
Directors of Logistics

For and on behalf of
TRIO-TECH INTERNATIONAL PTE LTD

In the presence of:

/s/: Betty Ang
___________________________

Miss Betty Ang
NRIC No.: S6945849A

JTC(L)3729/199 Temp 4
                                                      DID: 68833427
                                                      FAX: 68855899
                                                      Email: yeekwan@jtc.gov.sg

13 May, 2002

TRIO-TECH INTERNATIONAL PTE LTD
Blk 1004 Toa Payoh North                              JTC Corporation
#02-11 to #02-15                  REGISTERED          The JTC Summit
Singapore 318995                                      8 Jurong Town Hall Road
                                                      Singapore 609434
(Attn: Mrs Lee Siew Kuan)                             telephone ( 65) 5600056
                                                      facsimile (65) 565 5301
                                                      web site www.jtc.gov.sg
Dear Sirs

OFFER OF TENANCY FOR FLATTED FACTORY SPACE AT BLK 1004 TOA PAYOH NORTH #02-11 TO #02-15 TOA PAYOH INDUSTRIAL ESTATE

1 Thank you for your letter of acceptance dated 28 February 2002, payment of $5,713.93 and your Banker's Guarantee. We enclose herewith the original stamped letter of acceptance for your retention and safe keeping. Kindly address all future correspondence concerning payments of rental and other charges direct to our Billing & Collection Department, (Customer Services Group, East Zone) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singapore 339416.

2. Please submit your factory layout, air-conditioning system and other plans to the Controller, BCU(JTC Corporation) for endorsement in accordance with sub-paragraph 1. 11 of our letter of offer of tenancy dated 26 February 2002. If you have any enquiries on the preparation and submission of your plans for JTC Corporation endorsement, please do not hesitate to contact Mr Foo See Keong at Tel No.: 68855169.

       In addition, you are also required to engage registered consultants and/or competent contractors to submit your fire protection system plans, internal partitioning plans and sprinkler system plans to our BCU(JTC Corporation ) for approval in accordance with sub-paragraph 8.06 of our said offer. Please contact Mr Chua Tong Liang of Tel No.: 68855160 or Mr Jimmy Tan at Tel No.: 68855150 should you need further clarification.

 3. You are required to engage registered consultants and/or competent contractors to submit your electrical plans to our Zone Office, (Customer Services Group, East Zone) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singapore 339416 for endorsement and approval. Please contact Ms Cham at Tel No.: 68854278 for enquiries and clarification on the submission of the electrical plans.

 4. In addition, please send us a copy each of your Power Supply & PUB Agreement Cards in respect of electrical and/or water accounts respectively within two weeks from the date hereof.

 5. We will appreciate it if you could inform us of your latest corresponding address, telephone and facsimile numbers (if any).

 6. Thank you again for your support. If you encounter any problems during your tenancy, please do not hesitate to contact myself or Mr Eric Lim (Senior Officer Lease Management Officer) at Tel No. 68854197.

 7. We also attach herewith a copy of the minute dated 6 March 2002 from the Chief Engineer, Central Building Plan Unit, Pollution Control Department for your strict compliance with the requirements stipulated therein.

 Yours Faithfully,

 /s/: Ang Yee Kwan
 _____________________
 ANG YEE KWAN
 MARKETING DEPARTMENT INDUSTRIAL PARKS DEVELOPMENT GROUP JTC CORPORATION

 Attd 1) Original Stamped letter of acceptance
      2) Letter from PCD

                                                   MINISTRY OF THE ENVIRONMENT
                                                   CENTRAL BUILDING PLAN UNIT
                                                   POLLUTION CONTROL DEPARTMENT

PLEASE QUOTE OUR REF IN YOUR REPLY
Your Ref JTC(L)3729/199 Temp 4

Our Ref : CBPU 95/6/107/ A9317-14376/RO

Date      : 6 Mar 2002

Director
Marketing & Sales Department
Industrial Parks Development Group
JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434
Attn: Mr. Ang Yee Kwan

PROPOSED ALLOCATION OF PREMISES KNOWN AS SITE A4551(t) AT BLK 1004 TOA PAYOH NORTH #02-11 TO #02-15 TOA PAYOH INDUSTRIAL ESTATE (AREA: 362.80 SQ M) OF JTC CORPORATION FLATTED FACTORY BUILDING TO M/S TRIO-TECH INTERNATIONAL PTE LTD FOR BURN-IN SERVICES ONLY

     Please refer to your minute dated 26 Feb 2002.

2 We have in-principle no objection to the above proposal subject to the following conditions

     a) No manufacturing of PCBs or electroplating of parts shall be carried out within the premises.

     b) Pollution control equipment (e.g. activated carbon filter or after-burner etc.) shall be installed to control the fugitive fumes/solvent vapour emissions, if any, from the proposed operations.

     c)   The bum-in equipment shall use electricity as proposed.

     d) Noise abatement measure, if required, shall be provided to ensure that the noise level at the factory boundary generated from the production activities, does not exceed the noise limits stipulated in the Environmental Pollution Control (Boundary Noise limits For Factory Premises) Regulations, 1999.

3 Technical details of the pollution control equipment shall be submitted to Head, Pollution Control Department for approval prior to installation. Pollution control equipment / facilities should be installed prior to commencement of operation.

4 The proposed activity will not impose any health & safety buffers or height restriction based on the company declaration in the application form (Form
     IA) submitted.

/s/: Tan Kheng Kim
__________________
TAN KHENG KIM
for CHIEF ENGINEER
CENTRAL BUILDING PLAN UNIT
POLLUTION CONTROL DEPARTMENT

cc

M/s Trio-Tech International Pte Ltd                   CE(Inspectorate), PCD
Blk 1008 Toa Payoh North #03-09                       Attn: Mdm. Chua Gek Yong
Singapore 318996

JTC(L)3729/199 Temp 4                                 DID : 68833427
                                                      FAX: 68855899
                                                      Email: yeekwan@jtc.gov.sg

26 February 2002

TRIO-TECH INTERNATIONAL PTE LTD
Blk 1008 Toa Payoh North
#03-09
Singapore 318996
                                                             BY LUM

(Attn: Mrs Lee Siew Kuan)

Dear Sirs

PROPERTY TAX REBATE AND SPECIAL RENTAL PACKAGE IN RESPECT OF THE FACTORY SPACE KNOWN AS PRIVATE LOT A4551(t) AT BLOCK 1004 TOA PAYOH NORTH #02-11 TO #02-15 TOA PAYOH INDUSTRIAL ESTATE SINGAPORE 318995

1 We refer to our letter of offer of tenancy for the above mentioned premises.

2 In response to the current economic condition, we will reduce, as an off budget measure, the security deposit from 3 months to 2 months to ease cash flow, credit lines and reduce business costs. This measure is only available to companies on GIRO.

3 We are pleased to inform you that subject to your valid acceptance of our offer, you will enjoy

          .  a 3 % property tax rebate effective from 1 Jul 2001 to 31 Dec
             2002

          . a 30 % reduction in the stamp duly payable effective from 13 Oct 2001 to 31 Dec 2002

4 Our Statement of Account in the Letter of Offer of tenancy has reflected the above reduction in property tax, security deposit and the stamp duty. Please be informed that the reduction in property tax, security deposit and stamp duty do not vary any other terms or stipulations in the Letter of Offer and the Memorandum of Tenancy.

5    Please contact me should you need further clarifications.


Yours Faithfully,

/s/: Ang Yee Kwan
____________________
ANG YEE KWAN
MARKETING DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JTC CORPORATION

Attd

JTC(L)3729/199 Temp 4

                                                       DID: 8833427
26 February 2002                                       FAX: 8855899
                                                       Email: yeekwan@jtc.gov.sg

TRIO-TECH INTERNATIONAL PTE LTD
Blk 1008 Toa Payoh North
#03-09
Singapore 318996

                                     BY LUM

(Attn: Mrs Lee Siew Kuan)

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1. We are pleased to offer a tenancy of the Premises subject to the following covenants, terms and conditions in this letter and in the annexed Memorandum of Tenancy ("the Offer"):

     1.01 Location:

          Pte Lot A4551(t), Blk 1004 ("the Building") Toa Payoh North #02-11 to #02-15, Toa Payoh Industrial Estate Singapore 318995 ("the Premises") as delineated and edged in red on the plan attached to the Offer.

     1.02 Term of Tenancy:

          3 years ("the Term") with effect from 1 May 2002 ("the Commencement Date").

     1.03 Tenancy Agreement:

          Upon due acceptance of the Offer in accordance with clause 2 of this letter, you shall have entered into a tenancy agreement with us ("the Tenancy") and will be bound by the covenants, terms and conditions thereof.

          In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the Memorandum of Tenancy, the relevant covenant, term or condition in this letter shall prevail.

     1.04 Area:

          Approximately 362.80 square metres (subject to survey).

     1.05 Rent and Service Charge:

          For Discounted Rent:

          (a) Discounted rate of Dollars $12.61 per square metre per month for so long as the Tenant shall occupy by way of tenancy an aggregate floor area of 1000 square metres in the Building or in the various flatted factories belonging to the Landlord, and

          (b) Normal rate of Dollars $13.00 per square metre per month in the event that the said aggregate floor area occupied is at any time reduced to below 1000 square metre (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor,

          ("Rent") to be paid without demand and in advance without deduction on the lst day of each month of the year (i.e. 1st of January, February, March, etc.). The next payment shall be made on 1 June 2002.

          Service charge:

          $2.10 per square metre per month, ("Service Charge") as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

     1.06 Security Deposit/Banker's Guarantee:

          You will at the time of acceptance of the Offer be required to place with us a deposit equivalent to 3 months' Rent (at the discounted rate) and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy.

          The Security Deposit may be in the form of cash and/or acceptable Banker's Guarantee in the form attached (effective from 1 March 2002 to 31 July 2005 ) and/or such other form of security as we may in our absolute discretion permit or accept.

          The Security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

          If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you are to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months' Rent and Service Charge.

     1.07 Mode of Payment:

          [Note: You have an existing account with us from which we will deduct the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Acceptance herein unless you wish to have a separate GIRO account to meet the aforesaid payments.]

     1.08 Permitted Use:

          (a) Subject to clause 1.12 of this letter, you shall commence full operations within four (4) months of the Commencement Date for the purpose of burn in services only and for no other purpose whatsoever ("the Authorised Use").

          (b) Thereafter, you shall maintain full and continuous operations and use and occupy the whole of the Premises for the Authorised Use.

          (c) Subject to clauses (a) and (b) above, you shall use and occupy at least sixty percent (60%) of the gross floor area of the Premises for industrial activities and ancillary stores, and use and occupy the remaining gross floor area, if any, for offices, neutral areas, communal facilities and such other uses as may be approved in writing by us and the relevant governmental and statutory authorities
                    PROVIDED THAT you shall not use and occupy the Premises for the purpose of commercial office and storage unrelated to the Authorised Use.

1.09      Approvals

          The Tenancy is subject to approvals being obtained from the relevant government and statutory authorities:

1.10      Possession of Premises:

          (a) Keys to the Premises will be given to you two (2) months prior to the Commencement Date subject to due acceptance of the Offer ("Possession Date").

          (b) From the Possession Date until the Commencement Date, you shall be deemed a licensee upon the same terms and conditions in the Tenancy.

          (c) if you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived ("Rent-Free Period"). Should you fail to so proceed, you shall:

                    (i)       remove everything installed by you;
                    (ii) reinstate the Premises to its original state and condition; and
                    (iii) pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction, without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

1.11      Preparation and Submission of Plans:


          (a) No alteration, addition, improvement, erection, installation or interference to or in the Premises or the fixtures and fittings therein is permitted without Building Control Unit [BCU(JTC Corporation)] prior written consent. Your attention is drawn to clauses 2.10 to 2.19 and 2.34 of the Memorandum of Tenancy.

          (b) You will be required to prepare and submit floor layout plans of your factory and plans of the air-conditioning works in accordance with the terms of the tenancy and the `Guide' attached. It is important that you should proceed with the preparation and submission of the plans in accordance with the procedures set out in the said `Guide'.

     (c) Should there be alteration of existing automatic fire alarm and sprinkler system installation, alteration plans shall be submitted to Building Control Unit [BCU(JTC Corporation)] for approval on fire safety aspects. - All air-conditioning, fire alarm & sprinkler system plans must be signed by a relevant Professional Engineer, registered with the Professional Engineers Board of Singapore.

     (d) Upon due acceptance of the Offer, a copy of the floor and elevation plans (transparencies) will be issued to you to assist in the preparation of the plans required herein.

     (e) No work shall commence until the plans have been approved by Building Control Unit [BCU(JTC Corporation)].

1.12 Final inspection:

     You shall ensure that final inspection by us of all installations is carried out and our approval of the same is obtained before any operations in the Premises may be commenced.

1.13 Special Conditions:

     (1)  Normal (Ground & Non-ground) Floor Premises

     You shall comply and ensure compliance with the following restrictions:

          (a)   maximum loading capacity of the goods lifts in the Building; and

          (b) maximum floor loading capacity of 15.00 kiloNewtons per square metre of the Premises on the 2nd storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

     We shall not be liable for any loss or damage that you may suffer from any subsidence or cracking of the ground floor slabs and aprons of the Building.

(2)  Option for renewal of tenancy:


          (a) You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

          (b) We may grant you a further term of tenancy of the Premises upon mutual terms to be agreed between you and us subject to the following:

                  (i) there shall be no breach of your obligations at the time you make your request-for a further term;

          (ii) our determination of revised rent, having regard to the market rent of the Premises at the time of granting the further term, shall be final;

          (iii) we shall have absolute discretion to determine such covenants, terms and conditions, but excluding a covenant for renewal of tenancy; and

          (iv) there shall not be any breach of your obligations at the expiry of the Term.

2.   Mode of Acceptance:

     The Offer shall lapse if we do not receive the following by 28 February 2002:-

     . Duly signed letter of acceptance (in duplicate) of all the covenants, terms and conditions in the Tenancy in the form enclosed at the Appendix.
          (Please date as required in the Appendix)

     .    Payment of the sum set out in clause 4.

     .    Duly completed GIRO authorization, form.

3. Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if the said other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

4.    The total amount payable is as follows:

                                                                Amount                  +3 % GST
   Rent at $12.61 per square metre per
   month on 362.80 square metres for the
   period 1 May 2002 to 31 May 2002                $ 4,574.91

   Less:
   3% PROPERTY TAX REBATE                          $   137.25
   -                                               -------------
                                                   $ 4,437.66

   Service Charge at $2.10 per square
   metre per month on 362.80 square
   metres for the period I May 2002 to 31
   May 2002                                        $   761.88       $ 5,199.54          $155.99
                                                   -------------

   Deposit equivalent to three months'
   rent and service charge (or Banker's
   Guarantee provided in accordance with           $16,010.36
   sub-paragraph 1.06 above)

   Less:

   Deposit equivalent to one month's rent          $5,336.79        $10,673.57
                                                   -------------
   and service charge (Off-budget
   Measures)

   Stamp fee payable on Letter of
   Acceptance which will be stamped by                              $   358.40
   JTC Corporation on your behalf

        Sub-Total Payable                                           $16,231.51          $155.99

   Add: GST @ 3%                                                    $   155.99
                                                                    ----------
        Total Payable inclusive of GST                              $16,387.50
                                                                    ==========

5.      Rent-Free Period:

        As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in clause 1. 10 (c) of this letter.

6.        Variation to the Tenancy

          This letter and the Memorandum of Tenancy constitute the full terms and conditions governing the Offer and no terms or representation or otherwise, whether express or implied, shall form part of the Offer other than what is contained herein. Any variation, modification, amendment, deletion, addition or otherwise of the covenants, terms and conditions of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us.

7.        Car-Parking Scheme:

          (a)       The car park for Blk 1004 Toa Payoh North is currently
                    managed by:

                    (i) have to contribute towards all the operational and management costs, if any, incurred in connection with the car parks;

                    (ii) observe and be bound by all the rules and regulations governing the use and operation of the car park. A copy of the Tenant Committee's current rules and regulations is obtainable from the Tenants' Committee. You are required to contact:

                         Wilson Parking (S) Pte Ltd
                         32, Sultan Gate
                         Singapore 198480
                         Ms Jasmine Lim
                         Ms Karin Toh
                         Tel: 2966600
                         Fax:2987814

                         a member of the Committee, on your use of the car park.

         (b) The Corporation shall not be liable for any loss, damage, injury, liabilities, claim or action you may sustain or suffer in the use of the car park and the tenants shall fully indemnify the Corporation against any loss, claims, penalties, demands, damage arising from the private management and operations of the car park by the tenants.

8.       Application for Approvals, Utilities etc.

         Upon your acceptance of the covenants, terms and conditions of the Offer, you are advised to proceed expeditiously as follows:

         8.01     Preliminary Clearance:

                    Co m-ply with the requirements of the Chief Engineer (Central Building Plan Unit), Pollution Control Department and/or other departments pursuant to your application/s for preliminary clearance. (Please note that we have referred your application to the relevant department/s).

         8.02     Discharge of Trade Effluence:

                  Complete the attached Application for Permission to Discharge Trade Effluent into Public Sewer and return the application form direct to the Head, Pollution Control Department, Ministry of Environment, Environment Building, 40 Scotts Road. Singapore 228231 (Telephone No. 7327733).

         8.03     Electricity:

                  Engage a registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department (PSD), Customer Services Group, JTC East Zone Office for endorsement before an application is made to the Power Supply Pte Ltd to open an account for electricity connection. Please contact our Property Support Department (PSD) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singapore 339416 direct for their requirements.

         8.04     Water:

                  Submit four copies of sketch plans, prepared by a licensed plumber, showing the section and layout of the plumbing, to our Building Control Unit [BCU (JTC Corporation)] for approval prior to the issue of a letter to Water Conservation Department, Public Utilities Board to assist you in your application for a water sub-meter.

         8.05     Telephone:

                  Apply direct to Singapore Telecommunications Ltd for all connections.

         8.06     Automatic Fire Alarm System (Incorporating Heat Detector)

                  Engage a registered electrical consultant/professional engineer to submit two sets of fire alarm drawings, indicating the existing fixtures if any, the proposed modifications of the fire alarm and the layout of machinery, etc to and in accordance with the requirements of our Building Control Unit [BCU (JTC Corporation)]. Please contact our Building Control Unit [BCU (JTC Corporation)] at The JTC Summit, One-stop Centre (1stt level) 8 Jurong Town Hall Road Singapore 609434 direct for further requirements.

         8.07     Factory Inspectorate

                  Complete and return direct to Chief Inspector of Factories the attached form, "Particulars to be submitted by occupiers or Intending Occupiers of Factories".

Yours Faithfully,


/s/: Ang Yee Kwan
_________________

ANG YEE KWAN
MARKETING DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JTC CORPORATION

Encl